UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2023

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2023, the Company entered into a Second Amendment to Loan Agreement with Main Street Bank, which provides for an additional term loan in the original principal amount of $750,000 and an increase in the Company’s existing revolving line of credit to up to $1,250,000, from the existing limit of $500,000. The term loan has a term of 5 years and bears interest at the fixed rate of 8.625% per annum. The revolving line of credit bears interest at the greater of the Wall Street Journal “Prime Rate” plus 1.50% or the fixed rate of 4.75% per annum. The term loan and the revolving line of credit are secured by all assets of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement dated June 2, 2023, by and between Precision Optics Corporation, Inc. and Main Street Bank.
10.2	$750,000 Promissory Note dated June 2, 2023.
10.3	Second Amendment to Demand Revolving Line of Credit Note dated June 2, 2023, by and between Precision Optics Corporation, Inc. and Main Street Bank.
99.1	Press release dated June 7, 2023 announcing closing of Second Amendment to Loan Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: June 7, 2023	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

3